Exhibit 99.1






                          CHANGES IN L'ATTITUDES, INC.

                              FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004

                          CHANGES IN L'ATTITUDES, INC.
                          INDEX TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004




                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                     1

Balance Sheets                                                              2

Statements of Operations                                                    3

Statements of Changes in Stockholder's Equity                               4

Statements of Cash Flows                                                    5

Notes to Financial Statements                                             6 - 11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Changes in L'Attitudes, Inc.
Tampa, Florida


We have audited the accompanying balance sheets of Changes In L'Attitudes, Inc. as of December 31, 2005 and 2004 and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Changes In L'Attitudes, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Changes in L'Attitudes, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
April 21, 2006

                          Changes in L'Attitudes, Inc.
                                 Balance Sheets
                        As of December 31, 2005 and 2004


                                     ASSETS
                                                           2005          2004
                                                           ----          ----
Current Assets
   Cash ............................................    $  546,725    $  692,054
   Short term investments, restricted ..............        69,548        68,007
   Prepaid travel ..................................       142,110       733,954
   Other current assets ............................        18,467         9,441
                                                        ----------    ----------
      Total Current Assets .........................       776,850     1,503,456

Property and equipment, net ........................        54,455        67,160
                                                        ----------    ----------

      Total Assets .................................    $  831,305    $1,570,616
                                                        ==========    ==========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
   Accounts payable and other accrued liabilities ..    $   57,613    $   62,713
   Deferred revenue ................................       594,698     1,242,061
   Customer deposits ...............................       111,886        70,448
                                                        ----------    ----------

      Total Current Liabilities ....................       764,197     1,375,222
                                                        ----------    ----------

      Total Liabilities ............................    $  764,197    $1,375,222
                                                        ----------    ----------

Commitments and contingencies (see Note 5)

Stockholder's Equity
   Common stock, $1.00 par value, 7,500 shares
      authorized, issued and outstanding ...........    $    7,500    $    7,500
   Retained earnings ...............................        59,608       187,894
                                                        ----------    ----------

      Total Stockholder's Equity ...................        67,108       195,394
                                                        ----------    ----------

      Total Liabilities and Stockholder's Equity ...    $  831,305    $1,570,616
                                                        ==========    ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Operations
                 For the Years Ended December 31, 2005 and 2004


                                                      Years Ended December 31,
                                                      ------------------------
                                                       2005              2004
                                                       ----              ----

Revenues....................................        $5,737,408        $6,397,633

Cost of revenues ...........................         4,701,541         5,155,386
                                                    ----------        ----------

   Gross Profit ............................         1,035,867         1,242,247

Operating Expenses:
   General and administrative ..............           822,409           886,851
   Depreciation ............................            13,392            12,815
                                                    ----------        ----------

      Total Operating Expenses .............           835,801           899,666
                                                    ----------        ----------

      Income from Operations ...............           200,066           342,581

Other Income
   Interest income .........................            15,194             5,179
                                                    ----------        ----------

      Net Income ...........................        $  215,260        $  347,760
                                                    ==========        ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                  Statement of Changes in Stockholder's Equity
                 For the Years Ended December 31, 2005 and 2004


                                                                       Total
                                   Common Stock       Retained     Stockholder's
                                 Shares    Amount     Earnings        Equity
                                 ----------------    ----------    -------------

BALANCE AT DECEMBER 31, 2003     7,500     $7,500    $  18,739       $  26,239
Distributions to stockholder         -          -     (178,605)       (178,605)
Net Income .................         -          -      347,760         347,760
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2004     7,500      7,500      187,894         195,394

Distributions to stockholder         -          -     (343,546)       (343,546)
Net Income .................         -          -      215,260         215,260
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2005     7,500     $7,500    $  59,608       $  67,108
                                 =====     ======    ==========      =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004


                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
   Net income ........................................   $ 215,260    $ 347,760
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation ...................................      13,392       12,815
   (Increase) decrease in current assets:
      Prepaid travel costs ...........................     591,844     (230,453)
      Other current assets ...........................      (9,026)       7,977
   Increase (decrease) in current liabilities:
      Accounts payable and other accrued liabilities .      (5,100)      20,873
      Deferred revenue ...............................    (647,363)      33,077
      Customer deposits ..............................      41,438       (7,096)
                                                         ---------    ---------

      Net Cash Provided By Operating Activities ......     200,445      184,953
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment .............        (687)      (2,545)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........        (687)      (2,545)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Investment in short term instrument ...............      (1,541)     (68,007)
   Distributions to stockholder ......................    (343,546)    (178,605)
                                                         ---------    ---------

      Net Cash Used in  Financing Activities .........    (345,087)    (246,612)
                                                         ---------    ---------

Net Decrease in Cash .................................    (145,329)     (64,204)

Cash at Beginning of Year ............................     692,054      756,258
                                                         ---------    ---------

Cash at End of Year ..................................   $ 546,725    $ 692,054
                                                         =========    =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Changes in L'Attitudes, Inc. ("CLA" or "the Company") is in the travel industry, specializing in providing resort destination travel packages to the Caribbean and Eastern Mexico. Almost all of its business originates through the Internet via its on-line site. Founded in 1985, the Company was incorporated in the state of Florida with its office located at 3080 East Bay Drive, Largo, Florida.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            Cash is maintained with in a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Company has an investment in a certificate of deposit as part of an agreement to have a letter of credit issued from the bank. This certificate of deposit is classified as a short-term investment since its six month term is greater than the three month term used for consideration as a cash equivalent.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to ten years.

            Expenditures for additions and improvements greater then $500 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent". In general, our Company's revenue recognition policy is to report merchant sales transactions at the gross purchase price at the date of travel, except for trip insurance, which is recognized at the time of purchase, as the insurance is non-refundable. Since it is also the Company's policy to be paid by the customer in advance, monies received in advance of a scheduled travel date are recorded as either deferred revenue, in the case of payment for an entire trip, or as a customer deposit (liability), if only partial payment has been received. The Company believes that nearly all of its transactions should be recorded at gross, since among other things, it acts as the merchant of record in the wholesale transaction, is the primary obligor to the customer, controls sole authority over selling prices, and is solely responsible for making payments to vendors.

         Income Taxes:

            For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals since the income or loss in any given year are passed through to the owner of the Company.

         Concentration of Credit Risk and Other Concentrations

            The Company has a diverse customer base since it sells to customers on the Internet regardless of point of origination. There are no customers who represent over ten percent of revenue. The Company does have geographical risk with destinations since over 95% percent of its business is travel to the Caribbean region with Jamaica typically being 70% or greater. This concentration potentially exposes the Company to both political and weather risks of this region.

            Two lodging suppliers, with 14 different properties, were responsible for a combined total of approximately 36% and 38% of total rooms provided in the years ended December 31, 2005 and 2004, respectively.

            The Company has very little credit risk since the vast majority of its travel products are paid for in advance. The primary risk of loss for the Company arises from potentially fraudulent purchases on credit cards and from credit given to customers by credit card companies. The loss for credit risk has historically been nominal, therefore there is no reserve for losses recorded.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

            The Company's financial instruments include cash, short-term investments, accounts payable, and accrued expenses. The fair values of cash, short-term investments, accounts payable and accrued expenses approximated carrying values due to the short-term nature of these instruments.

         Advertising

            The primary vehicle for advertising the Company's products is its Internet website. The Company occasionally also produces some printed materials. Advertising expense is spent primarily on search engine optimizing and website enhancement to increase visibility for customers to find the website when searching for travel products, and improve the features and functionality. Advertising costs are expensed when incurred and amounted to approximately $28,441 and $16,381 for the years ended December 31, 2005 and December 31, 2004, respectively. Monies received from suppliers as co-operative advertising incentives were used to offset advertising expense in each of the years ending December 31, 2005 and 2004.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

NOTE 3   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

                                                                      ESTIMATED
                                                                     USEFUL LIFE
                                               2005        2004        IN YEARS
                                            ---------    --------    -----------
         Office furniture and equipment     $  32,639    $ 31,952       3-10
         Leasehold improvements                76,809      76,809        10
                                            ---------    --------
         Total property and equipment         109,448     108,761
         Less accumulated depreciation        (54,993)    (41,601)
                                            ---------    --------
         Property and equipment, net        $  54,455    $ 67,160
                                            =========    ========

         Depreciation expense was $13,392 in 2005 and $12,815 in 2004.

NOTE 4   PREPAID TRAVEL

         The Company is required to pay for hotels and airline tickets before the trip occurs. Payments made to vendors in advance are recorded to the prepaid travel account. The Company recognizes the expense when the trip is taken. The balances at December 31, 2005 and 2004 were $142,110 and $733,954, respectively

NOTE 5   COMMITMENTS AND CONTINGENCIES

         Letter of Credit

         The Company has a letter of credit outstanding with a balance at December 31, 2005 and 2004, of $70,000 and $67,600, respectively, payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, the Company is required to keep a certificate of deposit with the issuer of the letter of credit for approximately the amount of the letter of credit.

NOTE 6   RELATED PARTY TRANSACTIONS

         Office Rental:

         The Company currently rents its office space from its owner on a month to month basis. The company paid rent of $42,616 and $42,579 in 2005 and 2004, respectively.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 7   DEFERRED REVENUE

         The Company currently carries large deferred revenue balances related to trips purchased and paid for by the customer, but for where the trip has not been taken as of year end. The Company recognizes the revenue when the trip is taken. The balances at December 31, 2005 and 2004 were $594,698 and $1,242,061, respectively.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 8   CUSTOMER DEPOSITS

         Customer deposits represent money received for trips not fully paid for. When the trip is fully paid for the balance is transferred to deferred revenue. The balances at December 31, 2005 and 2004 were $111,886 and $70,448, respectively.

NOTE 9   INCOME TAXES

         For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals, since the income or loss in any given year are passed through to the owner of the Company.

         The following table presents summary pro-forma information for the years ended December 31, 2005 and 2004, as if the Company did not have an S-Corporation status, and provided for taxes using an estimated tax rate in each year of 37.63%

                                                    2005         2004
                                                    ----         ----
         Income before taxes, (audited) .......   $215,260     $347,760
         Provision for income taxes (pro forma)     81,002      130,862
                                                  --------     --------
         Net income (pro forma) ...............   $134,258     $216,898
                                                  ========     ========

NOTE 10  RETIREMENT PLAN

         During 2005 and 2004, the Company had a Simple IRA retirement savings plan available to employees. The Company provided a one for one match on saving by the employee up to one percent of gross salary. The expense related to this match for 2005 and 2004 was $2,771 and $3,084, respectively.

NOTE 11  SUBSEQUENT EVENTS

         On February 8, 2006 the owner of the Company consummated the sale of all of the issued and outstanding capital stock of the Company to Dynamic Leisure Corp., Inc (Dynamic Leisure), for a sale price of $1,750,000. The sales price consists of a combination of cash ($640,000), shares of Dynamic Leisure common stock (340,000 shares), and a one-year secured Convertible Debenture in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

         Additional shares of Dynamic Leisure common stock may be issued to the owner of the Company if Dynamic Leisure, as part of any subsequent business acquisitions on or before December 31, 2006, issues to an acquiree/seller Dynamic Leisure common stock at a rate of less than $1.50 per share.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         The Debenture is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Debenture is convertible into Dynamic Leisure common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if Dynamic Leisure, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if Dynamic Leisure obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Debenture may be required. If Dynamic Leisure receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Debenture may be required. Dynamic Leisure has agreed to include resale of the shares issued, and those issuable upon conversion of the Debenture in the next registration statement filed by Dynamic Leisure. The Convertible Debenture is secured by a lien on the assets of CLA.

         Due to the sale noted above, the Company will lose its status as an S-Corporation per US Federal Income Tax guidelines. Therefore, the Company will be required to provide for any federal or state income taxes owed, instead of being passed through to the owner.